UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017 (October 2, 2017)

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrant as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923
Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously reported, on November 2, 2016, Broadcom Limited (“Broadcom” or the “Company”), Broadcom Corporation and Bobcat Merger Sub, Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brocade Communications Systems, Inc. (“Brocade”), providing for the merger of Merger Sub with and into Brocade (the “Merger”). Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement. Broadcom Corporation assigned all of its rights under the Merger Agreement to LSI Corporation (“LSI”) on December 19, 2016.

On October 2, 2017, following continued discussions with the Committee on Foreign Investment in the United States (“CFIUS”), the parties withdrew and re-filed their joint voluntary notice to CFIUS under the Defense Production Act of 1950, as amended, a second time to provide CFIUS more time to review and discuss the proposed Merger. CFIUS has agreed to proceed directly to a 45-day investigation period, which will commence on October 4, 2017 and will conclude no later than November 17, 2017.

Broadcom and Brocade have been and will continue to be actively engaged with CFIUS, remain fully committed to the Merger and will continue to work diligently and cooperatively to close the Merger. There can be no assurances, however, that CFIUS will ultimately agree that the parties may proceed with the proposed Merger or of the conditions that may be imposed on any such approval.

To allow for the additional CFIUS review period, on October 2, 2017, Broadcom, LSI, Merger Sub and Brocade agreed to refrain from exercising their right to terminate the Merger Agreement for failure to close the proposed Merger by the November 1, 2017 end date under the Merger Agreement until after the earlier of (x) the date that is four business days after the 45th day after CFIUS accepts the parties’ revised joint voluntary notice and (y) November 30, 2017. As supplemented by this agreement, the Merger Agreement remains in full force and effect.

Broadcom and Brocade now anticipate the Merger to be completed by November 30, 2017, subject to clearance from CFIUS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

None.

Cautionary Note Regarding Forward-Looking Statements

This communication, and any documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against Brocade related to the Merger Agreement or the proposed transaction, and (v) other risks described in Broadcom’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 3, 2017

Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer

Broadcom Cayman L.P., by its general partner Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer